Exhibit 99.2

PURCHASE AND SALE AGREEMENT

(Buildings W-4, W-5 and W-6)

This Purchase and Sale Agreement (the “Agreement”) is made effective as of May 2, 2007 (the “Effective Date”) by and between CP 215 Business Park, LLC, a California limited liability company (“Seller”), and Cornerstone Operating Partnership, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

A.            Seller owns certain real property located in the City of Perris (the “City”), County of Riverside (the “County”), State of California, as described on Exhibit “A” attached hereto and incorporated herein (the “Land”).  Seller is developing a multi-tenant office/industrial park commonly known as Classic Pacific Business Park (the “Project”) which will include the buildings designated W-4, W-5 and W-6 substantially as described in the plans prepared by HPA Inc. dated January 9, 2007 and containing approximately 23,064 rentable square feet in the aggregate (the “Buildings”).

B.            Buyer desires to purchase the Land together with all of Seller’s right, title and interest in (i) all buildings, structures, fixtures and improvements on the Land, including the Buildings (the “Improvements”), (ii) all rights, easements, tenements, hereditaments and appurtenances in any way relating or incident to the ownership of the Land as well as all strips and gores adjoining or adjacent to the Land and any rights to land lying in the bed of any street, road, alley or right-of-way adjoining the Land (the “Additional Land Rights”),   (iii) all leases of space within the Improvements, and in and to all guaranties of tenants’ obligations thereunder (the “Leases”), (iv) the personal property owned by Seller located on the Land and used in the ownership, operation or maintenance of the Land, including, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, tools and supplies, but excluding any item of personal property owned by tenants (the “Personal Property”), (v) any service contracts or other agreements relating to the repair, management or operation of, or the provision of utilities or services to, the Land (collectively, the “Service Contracts”), (vi)  any certificates of occupancy or other transferable licenses, permits, authorizations and/or approvals (whether of governmental authorities or private persons) presently held by Seller and required for the lawful occupancy, operation and/or use of the Improvements or Land in the manner in which the same currently is being occupied, used and operated (collectively, the “Permits”),  and (vii) any transferable warranties and/or guaranties still in effect with respect to the Improvements or Land in which Seller has an interest (collectively, the “Warranties”) and Seller desires to sell the same pursuant to the terms and conditions hereof; the Land, Improvements,  Additional Land Rights, Leases, Personal Property, Service Contracts, Permits and Warranties are collectively referred to herein as the “Property”.

C.            As of the Effective Date, the Property is part of a larger tract owned by Seller.  Seller is processing with the City Parcel Map No. 34082 as depicted in Exhibit “F” attached hereto (the “Parcel Map”) under which the Land will be established as Parcels 7 (Building W-4 site),

11 (Building W-5 site) and 12 (Building W-6 site) of the Parcel Map.  Prior to recordation of the Parcel Map, the Property will not constitute one or more separate legal parcels, and accordingly, Seller and Buyer acknowledge that in order to comply with the provisions of the California Subdivision Map Act and similar local ordinances, the sale of the Property to Buyer must be and is contingent upon recordation of the Parcel Map.  In connection with the recordation of the Parcel Map and development of the Project, there will be a declaration of covenants, conditions, restrictions and easements (the “Master CC&Rs”) recorded against the entire Project.

AGREEMENTS

For valuable consideration and in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

1.             Sale and Purchase of Property; Reference Dates.

(a)           Seller agrees to sell and Buyer agrees to purchase the Property on the terms and conditions contained in this Agreement.

(b)           (i)            Effective Date.  The effective date of this Agreement shall be the Effective Date as set forth above.

(ii)           Closing Date.  Three (3) business days after the Completion Date, as defined in Section 14(f) (the “Agreed Closing Date”); provided, however, if the Completion Date has not occurred by April 30, 2008 (the “Outside Closing Date”), this Agreement shall terminate unless Buyer expressly agrees in writing to extend such date.

(iii)          Title Inspection Period.  The “Title Inspection Period” shall be the period beginning on the Effective Date and ending on May 14, 2007 at 5:00 p.m.

(iv)          Due Diligence Period.  The “Property Inspection Period” shall be the period beginning on the Effective Date and ending on May 18, 2007 at 5:00 p.m.

2.             Purchase Price.

(a)           The purchase price for the Property (the “Purchase Price”) shall be Two Million Five Hundred Eighty-Three Thousand One Hundred Sixty-Eight Dollars ($2,583,168.00).  The Purchase Price is subject to adjustment as provided herein.

(b)           The Purchase Price shall be payable as follows:

(i)            Within three (3) business day after the Opening of Escrow, Buyer shall deposit in escrow with Escrow Agent (as defined in Section 4) as the initial earnest money deposit the sum of Sixty-Two Thousand Five Hundred and no/100 Dollars ($62,500.00) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement.  If Buyer does not terminate this Agreement on or prior to the end of the Property Inspection Period, Buyer shall deposit with Escrow Agent an additional Sixty-Two Thousand Five Hundred and no/100 Dollars ($62,500.00) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement.  Such earnest money deposit shall be increased as may required under Section 15(e) of the Other Purchase Agreement (as defined in Section 15(e) of this Agreement).  Such earnest money, together with all interest accrued or deemed accrued thereon is referred to herein collectively as the “Earnest Money”;

(ii)           If the transaction contemplated by this Agreement fails to close, this Agreement and the escrow established pursuant hereto (the “Escrow”) shall terminate and neither party shall have any further rights or obligations to the other under this Agreement, except for those which by the provisions of this Agreement are expressly stated to survive or arise at termination of this Agreement; and

(iii)          If the transaction contemplated by this Agreement is consummated, the Earnest Money shall be credited against the Purchase Price at the Closing, and, Buyer shall pay to Seller the balance of the Purchase Price, together with Buyer’s share of expenses and net prorations, in cash, certified or cashier’s check or bank wire transfer of immediately available federal funds.

3.             Transfer of Property.   Title to the Property shall be conveyed to Buyer at Close of Escrow by a grant deed (the “Deed”) in the form attached hereto as Exhibit “B”.  Seller shall transfer exclusive possession of the Property to Buyer at the Closing, subject to the Permitted Exceptions, as defined in Section 5(c), and the Leases, if any.  Seller shall also assign to Buyer Seller’s interest in (a) all Leases, if any, including, without limitation, all security deposits thereunder, by written assignment in the form attached hereto as Exhibit “C” (the “Lease Assignment”), and (b) certain contracts, warranties and rights, including, but not limited to, all warranties and guaranties from contractors and subcontractors who have been engaged by Seller in the construction of the Buildings, by written assignment in the form attached hereto as Exhibit “D” (the “Intangibles Assignment”).  The Personal Property shall be conveyed to Buyer at Close of Escrow by a bill of sale (the “Bill of Sale”) in the form attached hereto as Exhibit “E”.

4.             Escrow Agent. Buyer and Seller hereby engage Buyer and Seller hereby engage Land America Title Company (Ms. Kathleen Huntsman) 1920 Main Street, Suite 1200, Irvine, CA 92614; phone (949) 930-9320, fax (949) 930-9393 (“Escrow Agent”) to act as agent for the parties in closing this transaction and carrying out the terms of this Agreement on the terms and conditions set forth herein.  In the event of any inconsistency between the provisions hereof and the provisions of any escrow instructions requested by Escrow Agent, the terms of this Agreement shall govern and control.  If Escrow Agent is not also acting as the title insurer issuing the title insurance policy called for herein, the Buyer and Seller hereby request the Escrow Agent to deliver to the Buyer and Seller upon the Opening of Escrow, a closing protection letter from the title insurer indemnifying the Buyer and Seller from, for and against any losses due to any fraudulent act or breach of escrow instructions by Escrow Agent.  “Opening of Escrow” shall mean the date on which Escrow Agent receives one (1) fully executed original counterpart of this Agreement.  Escrow and the transaction contemplated hereby shall close (referred to herein interchangeably as the “Close of Escrow”, the “Closing”, or by similar words) when the sale transaction described herein shall be consummated by the recording of the Deed.

5.             Condition of Title and Property.

(a)           Title.  Prior to the execution of this Agreement, Escrow Agent has provided Buyer with a Preliminary Report No. 07570953 – 03, dated as of March 21, 2007 concerning the Property (the “Preliminary Title Report”), disclosing matters of record which relate to the title to the Property and Escrow Agent’s requirements for issuing the Title Policy, as defined in Section 6.  Escrow Agent also has provided Buyer with legible copies of all instruments referred to in the Preliminary Title Report.  Buyer shall have until the end of the Title Inspection Period (as defined in Section 1(b)) to object in writing to any matter shown in the Preliminary Title Report or disclosed in any survey of the Property. If Buyer fails to object to any matter set forth on the Preliminary Title Report by the end of the Title Inspection Period, the condition of title to the Property shall be deemed approved by Buyer; provided, however, that Seller agrees to cause the exceptions disclosed as Nos. 12, 13, 14 and 15 in Schedule B of the Preliminary Title Report to be removed on or before the Closing.  If Buyer objects in writing to any other matter disclosed in the Preliminary Title Report, Buyer shall specify the matter objected to with detail in a written notice delivered to Seller and Escrow Agent by the end of the Title Inspection Period (the “Title Objection Notice”).  Seller shall have two (2) days after receipt of a Title Objection Notice to deliver written notice to Buyer as to whether Seller will remove the matter(s) objected to by Buyer (“Seller’s Title Response”); it being understood that Seller is under no obligation to remove any matter(s) objected to by Buyer unless Seller otherwise agrees in writing to do so.  If Seller is unable or unwilling to remove the matter set forth in the Title Objection Notice, Buyer shall elect in writing within two (2) days after Seller’s delivery of Seller’s Title Response to Buyer (or the expiration of Seller’s 2-day period for response if Seller does not deliver Seller’s Title Response), to either: (i) terminate this Agreement and receive a return of all Earnest Money paid; or (ii) close escrow without any reduction in the Purchase Price, canceling and waiving the Title Objection Notice and taking title subject to such matters.  Failure to give notice to Seller of Buyer’s election shall constitute Buyer’s election to terminate this Agreement.

(b)           Survey.  Prior to the execution of this Agreement, Seller has provided Buyer with an ALTA survey of the Project (the “Existing Survey”).  Buyer shall be responsible for obtaining any and all other surveys of the Property (the “Updated Survey”)as Buyer may desire, at Buyer’s expense.  Buyer may object to any matter shown in the Existing Survey or any Updated Survey in its Title Objection Notice.

(c)           New Exceptions.  If Escrow Agent issues any amendment to the Preliminary Title Report after the Title Inspection Period disclosing any new title exception (which disclosure shall include an accurate plotting of any locatable exceptions) not disclosed in the Preliminary Title Report (or a prior amendment thereto), Parcel Map, Master CC&Rs, or the Existing Survey or any Updated Survey delivered to Escrow Agent prior to the end of the Inspection Period (“New Exceptions”), Buyer shall have an additional five (5) business days from receipt of such amendment(s) to review and approve or disapprove the New Exceptions only.  If Buyer renders any written objections to any New Exceptions within the additional five (5) business day period referred to herein, Seller and Buyer shall have the same rights and be governed by the same provisions as set forth in Sections 5(a) and 5(b) above. It shall be a condition to the Closing that title to the Property shall be conveyed subject only to the matters disclosed in the Parcel Map and the Master CC&Rs, and those additional liens, easements, rights of way and other encumbrances as may be approved or deemed approved by Buyer as provided in Section 5(a) and 5(b) above or otherwise approved in writing or caused by Buyer (the “Permitted Exceptions”).  Seller shall not place, permit, or cause to be placed any liens or encumbrances on the title to the Property from the date of the Preliminary Title Report referenced above through Closing or thereafter, except that Seller shall be entitled to dedicate or grant easements for public utilities, roads and the like as required or contemplated in connection with the recordation of the Parcel Map or Master CC&Rs. If Seller places, permits, or causes a lien or encumbrance on the Property contrary to the provisions of this Agreement, which can be removed by the payment of money, Escrow Agent is hereby expressly authorized, directed, and instructed to pay such monies in order to remove the lien or encumbrance at Closing from monies otherwise payable to Seller at Closing and the net proceeds otherwise available to Seller at Closing shall be reduced accordingly. To the extent that monies available to Seller at Closing are insufficient to cause any such lien or encumbrance to be removed, Seller shall, on or before the date set for Closing, cause additional monies to be deposited with Escrow Agent to enable Escrow Agent to remove the lien or encumbrance.

(d)           Property Documents.  Prior to the execution of this Agreement, Seller has delivered to Buyer certain documents.  After the Opening of Escrow, Buyer shall have the right to review at Seller’s offices in Costa Mesa or Perris during normal business hours upon reasonable advance notice, and to make copies of, all non-proprietary, non-confidential written materials and documents pertaining to the Property that are in Seller’s possession and control and which have not previously been delivered to Optionee, including, but not limited to, plans, drawings and specifications, environmental studies and reports, soils reports, geotechnical, engineering and architectural studies, surveys, maps, licenses, permits and approvals respecting the Property, (all such documents, together with those previously delivered by Seller to Buyer concerning the Property, the “Property Documents”).  Buyer shall have until the end of the Property Inspection Period (as defined in Section 1(b)) to review the Property Documents and perform a feasibility study with respect to the Property which may include reasonable market and engineering studies, leasing and financial investigations, soils tests, drainage studies, confirmation that all utilities including water, electric, gas, sewer and telephone are available to the Property, environmental investigations, confirmation of zoning, and/or such other tests, studies or investigations with respect to the Property as Buyer deems appropriate.  Seller shall allow reasonable access to the Property to Buyer and persons reasonably designated by Buyer, and shall afford them the opportunity to inspect and perform any tests upon the Property that Buyer deems necessary or appropriate to determine whether the Property is suitable for Buyer’s purposes; provided, however, that Buyer may not perform any invasive or subsurface testing on the Property without Seller’s prior written consent, which consent may be withheld in Seller’s reasonable discretion.  Buyer shall promptly after receipt deliver to Seller a copy of all reports, assessments, tests, studies, surveys and appraisals obtained by Buyer with respect to the Property prior to the Closing.  If Buyer, after conducting such inspections, investigations, and tests, determines that the Property or any part thereof or the Property Documents, are not in Buyer’s sole discretion satisfactory for any reason, then Buyer may elect, at any time on or prior to the end of the Property Inspection Period, to terminate this Agreement by written notice to Seller and Escrow Agent.  Notwithstanding anything else contained herein to the contrary, if Buyer has not provided Seller with a written notice of approval of the Property or Property Documents prior to the end of the Property Inspection Period, the Property and Property Documents shall be deemed disapproved by Buyer and Seller’s shall be deemed to have elected to terminate this Agreement and receive a return of all Earnest Money paid.  The provisions of this Section 5(d) shall survive the Close of Escrow or any termination or cancellation of this Agreement.

(e)           Inspection Indemnity; Insurance.  Buyer shall indemnify and hold Seller harmless for, from and against any and all losses, defaults, liabilities, causes of action, demands, claims, damage or expenses of every kind including, without limitation, reasonable attorneys’ fees and court costs, arising as a result of each of Buyer’s inspections (“Inspection Indemnity”).  As a condition to any entry on the Property by Buyer or its representatives, Buyer shall obtain and maintain general liability insurance in the amount of at least $2,000,000 issued by an insurer admitted in California and having a Best’s Insurance Guide rating of at least B+/VII, which insurance also shall include automobile liability coverage (owned/non-owned and hired) in the event of any vehicular entries upon the Property.  The insurance policy(ies) described above shall name Seller and its members as additional insureds and shall be primary and non-contributing with any other insurance carried by Seller.  In the event of entries by a contractor or other party on Buyer’s behalf, it shall be permissible for the insurance described above to be carried by such contractor or other party making such entry.  As a condition to each entry upon the Property, Buyer shall have provided to Seller a certificate of insurance demonstrating that the foregoing insurance is in force.  The Inspection Indemnity and Buyer’s obligation to have carried insurance as set forth in this Section shall survive the Close of Escrow or any termination or cancellation of this Agreement.

(f)            Termination.   If Buyer terminates this Agreement as provided in this Section 5, then (i) Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the Escrow; (ii) Escrow Agent shall return to Buyer all documents Buyer deposited with Escrow Agent in connection with the Escrow; and (iii) Escrow Agent shall return the Earnest Money to Buyer.  Upon such termination, neither party shall have any further rights or obligations to the other under this Agreement, except for those which by the provisions of this Agreement are expressly stated to survive or arise at termination of this Agreement.  If Buyer has not provided Seller with a written notice of approval of the Property prior to the end of the Property Inspection Period as provided in this Section 5, Buyer shall be deemed to have elected to terminate this Agreement and receive a return of all Earnest Money paid.  Seller and Buyer agree and acknowledge that the time, effort and expense incurred by Buyer to negotiate this Agreement and conduct such investigations regarding the Property as Buyer may elect to conduct shall constitute adequate consideration for Buyer’s right to terminate this Agreement as set forth in this Section 5.

6.             Title Insurance.  Title shall be evidenced by the willingness of the Escrow Agent to issue upon the Close of Escrow its standard coverage owner’s form policy of title insurance or its irrevocable commitment to issue the same as soon as is then customary following the Closing in the amount of the Purchase Price, showing title to the Property vested in Buyer subject only to Escrow Agent’s standard printed exclusions and exceptions and the Permitted Exceptions and including a CLTA 101.4 mechanic’s lien endorsement (the “Title Policy”).  Buyer may, at its sole cost and expense, arrange with Escrow Agent to have the Title Policy issued in such modified form (such as ALTA extended coverage) and with such other endorsements and Buyer may desire, provided that such arrangements shall not constitute a condition to, or impede or delay, the Closing.  In recognition of Buyer’s stated desire to obtain ALTA extended coverage, the parties specifically acknowledge that such arrangements should be made by Buyer during the Property Inspection Period.  The cost of the standard coverage portion of the Title Policy (and the 101.4 endorsement) shall be paid by Seller.  Buyer shall pay any additional premium for an extended owner’s policy, any lender’s policy requested by Buyer and any endorsements requested by Buyer.

7.             Prorations and Payments in Escrow Account.  All rentals, revenues, and other income, if any, from the Property, and taxes and other regular expenses, if any, affecting the Property shall be paid or shall be prorated as of midnight on the day preceding the Closing in accordance with the provisions set forth below.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.  Any apportionments and prorations which are not expressly provided for in this Section 7 shall be made in accordance with local customary practice.  Buyer and Seller agree to prepare a schedule of tentative adjustments prior to the Closing.  Such adjustments, if and to the extent known and agreed upon as of the Closing, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer), by increasing or reducing the cash to be paid by Buyer at the Close of Escrow.  Any such adjustments not determined or not agreed upon as of the Closing shall be paid by Buyer to Seller, or by Seller to Buyer as the case may be, in cash as soon as practicable following the Closing, but (except with respect to Taxes) in any event within ninety (90) days after the date of Closing, and the parties obligations with respect to such prorations shall survive Closing.  A copy of the schedule of adjustments as agreed upon by Buyer and Seller shall be delivered to Escrow Agent at least one (1) business day prior to the scheduled date of the Closing.

(a)           Rents.  Subject to the provisions of this Section 7, Rents shall be prorated as of the Closing. “Rents” as used herein includes fixed monthly rentals, additional rentals, any additional rental consisting of operating cost pass-throughs or other payments payable by tenants to the landlord under the Leases as reimbursement to the landlord for costs incurred by the landlord with respect to the Property, percentage rentals, escalation rentals, retroactive rentals, rent tax,  and other sums and charges payable by tenants under the Leases, less any agreed credits due to tenants. Rents are “Delinquent” when they were due prior to the date of the Closing, and payment thereof has not been made on or before the date of the Closing.  Delinquent Rent shall not be prorated at Closing.  All Rent collected by Buyer or Seller from each tenant from and after Closing will be applied as follows:  (i) first, to any accrued Rents owing to Buyer, and (ii) second to Delinquent Rents owing to Seller for the period prior to Closing.  Any Rent collected by Buyer and due Seller will be promptly remitted to Seller.  Any Rent collected by Seller and due Buyer shall be promptly remitted to Buyer.  Buyer shall use reasonable efforts to collect Delinquent Rents owed to Seller in the ordinary course of its business; provided, however, Seller shall not contact any such tenant with respect to Delinquent Rent and Buyer shall not be required commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease.

(b)           Prepaid Rentals.  Any Rentals already received by Seller attributable to periods after the Closing and the amount of any other credits due tenants shall be paid to Buyer at the Closing, or credited to Buyer against the Purchase Price.

(c)           Taxes and Assessments.  All non-delinquent real estate taxes on the Property shall be prorated based on latest available information.  At such time as the actual real estate taxes are known, the pro-ration shall be recalculated based on the actual taxes due and if different than the pro-ration done at Closing, the parties shall make an appropriate adjustment.  Any amounts due based on such re-proration shall be paid within thirty (30) days.  In addition, if, after the Close of Escrow, any supplemental real estate taxes are assessed against the Property by reason of any event occurring prior to the Closing, Buyer and Seller shall re-prorate the real estate taxes following the Close of Escrow.  Any delinquent taxes on the Property shall be paid at the Close of Escrow by Seller.

(d)           Operating Expenses.  All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes other than real estate taxes such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Property, shall be prorated on an accrual basis.  Seller shall pay all such expenses that accrue prior to the Closing and Buyer shall pay all such expenses accruing on the day of Closing and thereafter.  Seller and Buyer shall exercise commercially reasonable efforts to obtain billings and meter readings as of the Closing to aid in such prorations; provided, however, if despite using such commercially reasonably efforts such billings or readings are not available at the Closing the parties shall Close based on an estimate and shall re-prorate such amounts when the actual amounts are determined.  Any amounts due based on such re-proration shall be paid within thirty (30) days.

(e)           Tenant Deposits.  At Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to all tenant deposits (and any interest due thereon to tenants) being held by Seller or any other person under the Leases.

(f)            Capital Expenditures.  All capital and other improvements (including labor and materials) which are performed or contracted for by Seller at or prior to the Closing will be done in a good workman like manner and be paid by the Seller, without contribution or proration from Buyer, and the Seller hereby indemnifies, defends and holds Buyer and the Property harmless from any claims respecting same.

(g)           Service Contracts.  Amounts payable under any Service Contracts which Buyer hereafter elects to assume, if any, shall be prorated on an accrual basis.  Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter.  Seller shall pay in full all amounts due under any Service Contracts which Buyer does not elect to assume and Seller indemnifies, defends and holds Buyer harmless from, for and against any claims respecting same.

(h)           Employee Compensation.  Seller shall pay in full all amounts due under any employment contracts with any employees of Seller performing services on the premises including, without limitation, any payroll, F.I.C.A., accrued vacation and sick pay, contributions to employee-medical or pension funds, any employee benefits, employee-related taxes and any amounts payable under such employment contracts, and Seller indemnifies, defends and holds Buyer harmless from any claims respecting same.  Seller and Buyer agree that Buyer is not hiring any of Seller’s employees.

(i)            Closing Costs.  The Closing costs shall be prorated, adjusted and apportioned between Buyer and Seller as follows:.

(i)            The Escrow fee to be paid one-half by Buyer and one-half by Seller;

(ii)           The Title Policy premium(s) shall be paid as provided in Section 6 above;

(iii)          Seller shall pay the recording fee for the Deed and any documents necessary to clear title to Seller and Buyer shall pay the Affidavit of Value fee and all other recording and filing fees;

(iv)          Any other costs shall be prorated between Buyer and Seller per customary real estate practice in Perris, California; and

(v)           Except as expressly set forth herein, each party shall pay its own legal fees in connection with this transaction.

8.             Condemnation/Casualty Loss.

(a)           Condemnation.  If,  prior to the Closing,  Seller receives notice that all or a Material Portion (as hereinafter defined) of the Property is to be condemned, Seller shall as soon as is reasonably possible give Buyer notice thereof (a “Condemnation Notice”)and Buyer shall have the right to terminate this Agreement upon written notice delivered within ten (10) days after Buyer’s receipt of a Condemnation Notice (which notice must contain the amount of compensation offered for such condemnation).  If Buyer so terminates this Agreement then this Agreement shall terminate, Buyer shall be entitled to a return of the Earnest Money and Seller and Buyer shall have no further rights or obligations under this Agreement, except for those which by the provisions of this Agreement are expressly stated to survive or arise at termination of this Agreement; provided, however, that if Buyer elects not to terminate this Agreement the purchase contemplated herein shall be consummated, without reduction of the Purchase Price, within the later of five (5) days after the expiration of such ten (10) day period or on the Agreed Closing Date (as defined in Section 9), in which event Buyer shall be entitled to all condemnation proceeds applicable to Seller’s interest in the Property.  Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to such condemnation proceeds necessary to give full effect to this Section.  As used herein, a “Material Portion” shall mean five percent (5%) or more of the aggregate gross leasable area of the Buildings.  In the event of a condemnation involving less than a Material Portion of the Property, Buyer’s sole and exclusive remedy shall be to receive all condemnation proceeds applicable to Seller’s interest in the Property.

(b)           Casualty.  In the event of the loss of all or a Material Portion of the Property due to casualty after the date hereof and prior to the Closing, the risk of loss shall be on Seller; provided, however, Seller shall as soon as is reasonably possible give notice thereof to Buyer (a “Casualty Notice”) and Buyer may, by written notice given to Seller within ten (10) days following receipt of such Casualty Notice, elect either to (i) cancel and terminate this Agreement and the Escrow and receive the return of the Earnest Money, or (ii) receive, by assignment from Seller, all insurance proceeds, if any, received and/or to be received by Seller as a result of such casualty (in which case the parties shall proceed to consummate the transaction without any resulting adjustment of the Purchase Price).  In the event of a casualty loss involving less that a Material Portion of the Property, Buyer’s sole and exclusive remedy shall be as described in clause (ii) above.

9.             Closing.  Close of Escrow shall take place at the offices of Escrow Agent or where the parties may otherwise mutually agree, three (3) business days after the Completion Date, as defined in Section 14(f); provided, however, if Completion Date has not occurred by April 30, 2008 this Agreement shall terminate unless Buyer expressly agrees in writing to extend such date.

10.           Default of Buyer or Seller.

(a)           Buyer’s Failure.  SELLER AND BUYER ACKNOWLEDGE THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IN THE EVENT THAT THE CLOSING SHOULD FAIL TO OCCUR DUE TO A DEFAULT BY BUYER UNDER THIS AGREEMENT.  WITH THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY, THE PARTIES REALIZE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, AS OF THE SIGNING OF THIS AGREEMENT, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE EXTENT OF DAMAGES TO SELLER IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO BUYER’S DEFAULT.  THE PARTIES HEREBY AGREE THAT A REASONABLE ESTIMATE OF SUCH DAMAGES IS THE AMOUNT OF THE EARNEST MONEY.  ACCORDINGLY, IF THE CLOSING FAILS TO OCCUR DUE TO ANY DEFAULT BY BUYER, SELLER SHALL BE ENTITLED TO RETAIN THE EARNEST MONEY AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT.  NOTHING CONTAINED IN THIS SECTION SHALL LIMIT IN ANY MANNER SELLER’S RIGHT TO RECOVERY OF ANY AMOUNT AVAILABLE UNDER APPLICABLE LAW UNDER INDEMNIFICATION PROVISIONS SET FORTH IN THIS AGREEMENT, OR FOR BREACHES OF THIS AGREEMENT OTHER THAN BUYER’S FAILURE OR REFUSAL TO PURCHASE THE PROPERTY.

Initials of Seller	Initials of Buyer

(b)           Seller.  If Seller breaches this Agreement, Buyer may either pursue the remedy of specific performance or terminate this Agreement by written notice to Seller and the Escrow Agent.  If Buyer elects to so terminate this Agreement, Escrow Agent shall deliver the Earnest Money to Buyer and, in addition, Buyer shall be entitled to recover its actual out-of-pocket expenses incurred after the Effective Date in connection with the Buyer’s contemplated purchase of the Property up to a maximum amount of $100,000.  Buyer expressly waives any right to recover lost profits or other consequential damages or punitive damages in connection with this Agreement or the transactions contemplated hereby.

11.           Representations and Covenants of Seller.  Seller represents, warrants and covenants to Buyer as follows:

(a)           Seller is a limited liability company duly organized and validly existing under the laws of the State of California;

(b)           Seller has full power to carry out the transactions provided for in this Agreement, and the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated herein have been duly and validly authorized by all necessary action on Seller’s part, and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms subject to the effect of liquidation, rehabilitation, conservatorship, bankruptcy, insolvency, moratorium, reorganization, rearrangement, fraudulent transfer, receivership or similar laws or judicial decisions relating to or affecting the rights of creditors generally;

(c)           There is no agreement between Seller and any third party under which Seller or its successors in interest is or could become obligated to (i) sell the Property or any portion thereof to a third party, (ii) grant or dedicate any part of the Property, or (iii) grant any easement, water rights, rights-of-way, roads, licenses, ingress, egress or other use with respect to any part of the Property.  Notwithstanding the foregoing, Buyer acknowledges that Seller will be entitled to dedicate or grant easements for public utilities, roads and the like as required or contemplated in connection with the recordation of the Parcel Map and Master CC&Rs;

(d)           To Seller’s knowledge, except as will be shown on the Title Report, Survey or Rent Roll to be delivered to Buyer, there are no unrecorded leaseholds, easements, vendor rights, liens, encumbrances, restrictions or other agreements affecting the title, possession, use or occupancy of the Property;

(e)           Seller has not been served with any suits, proceedings, or judgments affecting the Property, nor to Seller’s knowledge are any of the same threatened, which could materially and adversely affect the Property.  Seller has not been served with any suits relating to the Leases and, to Seller’s knowledge, there is no threatened or pending litigation with respect to any of the Leases;

(f)            To Seller’s knowledge, Seller is not in violation of any material law, ordinance, regulations, orders or other requirements from any governmental authorities concerning the Property; Seller has received no written notice of violation of any laws, ordinances, regulations, orders or other requirements from any governmental authorities concerning the Property.  In the event Seller receives any such notices or becomes aware of any such violation prior to Closing, Seller shall so notify Buyer in writing, and if Seller is unable to cure such violation within a reasonable time, Buyer may, at its option, terminate this Agreement, in which event the Earnest Money shall be returned to Buyer and neither party shall have any further rights or obligations to the other under this Agreement, except for those which by the provisions of this Agreement are expressly stated to survive or exist at termination of this Agreement;

(g)           To Seller’s knowledge, the Property, including subsurface soil and ground water, does not contain and has never contained any substance, including, but not limited to, any radioactive substance, hydrocarbons, industrial solvents, metals, flammable materials, explosives or other hazardous substance or toxic material, which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of the Property or constitute or cause a health, safety or environmental hazard on the Property or to any person who may enter on the Property or which may require remediation at the behest of any governmental authority (collectively “Hazardous Materials”).  To Seller’s knowledge, the ownership, operation, use or condition of the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, Hazardous Materials or environmental protection.  Seller has not received from or given to any governmental authority or other party any notice or other communication or agreement relating in any way to the presence, placement, generation, transportation, storage, release, treatment or disposal of any Hazardous Materials or other environmental conditions on, at, under or about the Property.  Neither Seller, nor to Seller’s knowledge, any other person has generated, manufactured, stored, treated or disposed of Hazardous Materials on, into, over, under or from the Property or transported any Hazardous Materials to, from or across the Property.

(h)           To Seller’s knowledge, there are no pending or contemplated condemnation, rezoning or other proceedings against the Property or any portion thereof except for Seller’s processing of the Parcel Map and other permits and approvals concerning the contemplated development of the Property; and

(i)            Seller is not a party to any bankruptcy or similar proceeding, nor to Seller’s knowledge, are there any other matters pending which would adversely affect Seller’s ability to sell the Property as provided herein.

(j)            Between the Effective Date and the date of the Closing:

(i)            Seller will not enter into, amend or terminate any Service Contract that will bind Buyer or the Property after the Closing or any Lease, without in each case the prior express written consent of Buyer, which consent will not be unreasonably withheld or delayed; provided, however, with respect to Major Leases (as hereafter defined) Buyer’s consent may be withheld in its sole discretion;

(ii)           Seller will maintain fire and extended coverage casualty insurance in force with respect to the Project in an amount equal to the full replacement cost of the Project, with a deductible amount not exceeding Ten Thousand Dollars ($10,000.00).

References in this Agreement to matters known “To Seller’s knowledge” and words of similar import shall mean and refer to matters actually known to Mark Burkes without regard to any imputed knowledge, constructive knowledge or duty of inquiry. Seller represents that Mark Burkes is the employee of Seller most knowledgeable about the Property. The foregoing representations shall survive for a period of one (1) year from and after the date of Closing.

12.           Representations of Buyer.  Buyer represents as follows:

(a)           Buyer is an entity which as of the date of Closing will be duly organized and validly existing in the state of its formation and duly qualified under the laws of the State of California;

(b)           Buyer has full power to carry out the transactions provided for in this Agreement.  The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all necessary actions on Buyer’s part, and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject to the effect of liquidation, rehabilitation, conservatorship, bankruptcy, insolvency, moratorium, reorganization, rearrangement, fraudulent transfer, receivership or similar laws or judicial decisions relating to or affecting the rights of creditors generally;

(c)           Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor the compliance by Buyer with any of the provisions hereof will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties;

(d)           Buyer is not a party to any bankruptcy or similar proceeding, nor are there any other matters pending which would affect Buyer’s ability to purchase the Property as provided herein.

(e)           Except for Buyer’s reliance upon the representations and warranties of Seller expressly set forth in this Agreement and the full performance by Seller of Seller’s obligations under this Agreement, upon the Closing (i) Buyer shall accept the Property “as is, where is, with all faults,” and (ii) Buyer has not relied and will not rely on, and Seller shall not be liable for or bound by, any warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, offering packages distributed with respect to the Property) made or furnished by Seller or any real estate broker or agent representing or purporting to represent Seller.  Buyer represents and warrants to Seller that Buyer has conducted, or will conduct prior to the Closing, such investigations of the Property, including but not limited to, the physical and environmental conditions thereof, as Buyer deems necessary or desirable to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances affecting Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than the representations and warranties of Seller expressly set forth in this Agreement.  Subject to Seller’s representations, warranties and covenants expressly set forth in this Agreement, Buyer represents and warrants that upon the Closing Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer’s investigations.

The foregoing representations shall be true as of the date hereof and as of the date of the Closing and shall survive for a period of one (1) year from and after the date of Closing (except that the representations and warranties set forth in Section 12(e) shall survive and continue en force in perpetuity).

13.           Commissions.   Except as provided herein, each party represents and warrants that it has not in any way obligated the other to pay any broker, finder or any other person or agent any commission or finder’s fee in connection with the execution of this Agreement, or the consummation of the transactions contemplated hereby.  Each party agrees to indemnify and hold the other party harmless for, from and against all loss or damage including, without limitation, reasonable attorneys’ fees, arising out of the breach of such representation and warranty by the indemnifying party, which indemnity shall survive termination of this Agreement.  If this transaction closes, Seller shall pay a real estate commission at Closing to CB Richard Ellis, Inc. pursuant to a separate written agreement, and Seller shall indemnify and hold Buyer harmless from any claim with regard thereto.

14.           Conditions to Closing Required by Buyer.  In addition to any other conditions set forth elsewhere in this Agreement, the following shall be conditions precedent to the Closing, unless specifically waived in writing by Buyer prior to the Closing:

(a)           Seller shall not be in default of its obligations under this Agreement.

(b)           The representations and warranties of Seller in this Agreement shall be true and correct as of the Closing as if made at the Closing.

(c)           The following provision shall apply in the event that any Leases are in effect as of the date of the Closing: Prior to the Closing, Buyer shall have received and approved estoppel certificates with respect to the Leases from tenants leasing no less than 85% of the space in the Buildings (“Estoppel Certificates”), including all Major Leases at the Property. As used herein “Major Lease” means any lease covering more than 10,000 rentable square feet or more than twenty percent (20%) of the gross rentable square feet of the Buildings. The Estoppel Certificates shall be in form attached hereto as Exhibit “ G” and shall not disclose the existence of any default under the Leases and shall contain information that is consistent with and confirms (a) the terms of the Leases, (b) the information contained in the rent rolls delivered by Seller to Buyer, and (c) the information contained in the account receivable aging report of the Property delivered by Seller to Buyer.  Seller shall deliver copies of the Estoppel Certificates promptly after their receipt from any tenant.   If the Estoppel Certificates are not timely delivered or are not satisfactory to Buyer, Buyer may elect to terminate this Agreement, in which event all Earnest Money shall be returned to Buyer and the parties shall have no further rights of obligations hereunder except those which expressly are stated to survive the termination of this Agreement.

(d)           Escrow Agent shall have irrevocably committed to issue the Title Policy.

(e)           Seller shall have received a certificate of occupancy for the shells of the Buildings; provided, however, that if it is the policy of the City not to issue certificates of occupancy until a tenant has been secured for a Buildings, and if a tenant has not been secured for a Buildings, then this condition shall not apply as to such Buildings.

(f)            The Buildings shall have been constructed in a good workmanlike manner in substantial accordance with the City-approved plans and specifications, as evidenced by Seller’s receipt of a certificate of substantial completion from the architect for the Buildings, and the Buildings shall have passed final inspection by the City Buildings Department.  The date upon which the condition set forth in Section 14(e), if applicable, has been fulfilled and the two conditions set forth in this Section 4(f) have been fulfilled is referred to in this Agreement as the “Completion Date.”

(g)           The condominium map covering Parcels 1, 2, and 3 of the Parcel Map shall have been recorded in the Official Records of the County.

(h)           The Master CC&Rs shall have been recorded in the Official Records of the County.  The Master CC&Rs shall be substantially in the form of the drafts thereof previously delivered by Seller to Buyer, except that Seller shall the right to make reasonable changes to the documents as required by the City, County or other jurisdictional authorities or as considered appropriate by Seller, provided that such changes shall not discriminate against the Property as compared with the other similarly-situated parcels covered by such provisions.  Buyer shall have the right to approve such changes in the final forms of the Master CC&Rs and Condo CC&RS, which approval shall not be unreasonably withheld.  If Buyer properly disapproves any such documents, this Agreement shall terminate and Buyer shall be refunded its Earnest Money.

(i)            The Parcel map shall have been recorded in the Official Records of the County.

(j)            Seller shall have completed the asphalt paving, including curb and gutter of Illinois Avenue and a portion of Trumble Road to the Property line in accordance with the street improvement plans approved by Buyer during the Property Inspection Period. In addition, Seller shall have completed the asphalt paving of the rest of Trumble Road that is north of the Property line to Ethanac, it being understood that that portion of Trumble Road will not have curb and gutter at this time.

If the foregoing conditions have not been satisfied by the Outside Date, Buyer shall have the option to (i) waive any unsatisfied condition, (ii) extend the Closing date for thirty (30) days to permit such condition to be satisfied or (iii) terminate this Agreement.  If this Agreement is terminated because one or more of the foregoing conditions are not met then the Earnest Money shall be returned to Buyer and, except as otherwise provided herein, neither party shall have any further obligations to the other under this Agreement, except that if this Agreement is terminated because of Seller’s breach hereof, the provisions of Section 10(b) shall control.

15.           Conditions to Closing Required by Seller.  In addition to any other conditions set forth elsewhere in this Agreement, the following shall be conditions precedent to the Closing, unless specifically waived in writing by Seller prior to the Closing:

(a)           Buyer shall not be in default of its obligations under this Agreement.

(b)           The representations and warranties of Buyer in this Agreement shall be true and correct as of the Closing as if made at the Closing.

(c)           The Master CC&Rs shall have been recorded in the Official Records of the County.

(d)           The Parcel Map shall have been recorded in the Official Records of the County.

(e)           The closing of Seller’s sale of Parcel 1 of the Parcel Map under the separate Purchase and Sale Agreement between Seller and Buyer of even date herewith (the “Other Purchase Agreement”) shall close concurrently with the Closing; provided, however, that if this condition has not been fulfilled due to the fact that the buildings to be constructed by Seller on Parcels 7, 11 and 12 under the Other Purchase Agreement have not yet been completed, the Closing nevertheless shall occur and Buyer shall deposit an additional $125,000 into the escrow under the Other Purchase Agreement as a deposit of additional “Earnest Money” thereunder.

If the foregoing conditions have not been satisfied by Closing, Seller shall have the option either to waive any unsatisfied condition or to terminate this Agreement.  If this Agreement is terminated because one or more of the foregoing conditions is not met, then the Earnest Money shall be paid as herein provided, and, except as otherwise may be provided herein, neither party shall have any further obligations to the other hereunder or under the Escrow Instructions, except that if this Agreement is terminated because of Buyer’s breach hereof, the provisions of Section 10(a) shall control.

16.           Seller’s Deliveries at Closing.  At the Closing, Seller shall deliver or cause the Escrow Agent to deliver to Buyer the following:

(a)           The Deed, the Lease Assignment (if applicable), the Intangibles Assignment and the Bill of Sale;

(b)           Notices to each of the tenants under the Leases (if applicable) notifying them of the sale of the Land and Improvements and directing them to pay future rent to Buyer;

(c)           Exclusive possession of the Property, subject to the Leases;

(d)           A certification executed by Seller, pursuant to and in full compliance with Section 1445 of the Internal Revenue Code and the regulations issued thereunder, declaring that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and Income Tax Regulations.  Seller understands that such certificate may be made available to the Internal Revenue Service.

(e)           Pursuant to Section 1521 of the Tax Reform Act of 1986, the information required to be provided to the closing agent to complete 1099 reporting to the Internal Revenue Service;

(f)            Original copies of any Leases or any Service Contracts being assumed by Buyer;

(g)           Keys to all locks on the Property in the possession of Seller or its agents; and

(h)           Such evidence as may be reasonably requested by Escrow Agent evidencing the status and capacity of Seller and the authority of the persons who are executing the various closing documents on behalf of Seller in connection with the Agreement.

All agreements and instruments to be delivered to Buyer shall have been duly executed and, where appropriate, acknowledged by the parties thereto.  The foregoing is intended as a summary of items to be delivered at the Closing and shall not be construed to limit or waive any obligations of Seller under this Agreement.

17.           Buyer’s Deliveries at Closing.  At the Closing, Buyer shall deliver or cause the Escrow Agent to deliver to Seller the following:

(a)           The sums required under Section 2;

(b)           The net amounts, if any, credited to Seller from the prorations pursuant to the settlement statement approved by Buyer and Seller;

(c)           Such evidence as may be reasonably requested by Escrow Agent evidencing the status and capacity of Buyer and the authority of the persons who are executing the various closing documents on behalf of Buyer in connection with the Agreement; and

(d)           Such other documents and instruments as may be required for the Closing.

All agreements and instruments to be delivered to Seller shall have been duly executed and, where appropriate, acknowledged by the parties thereto.  The foregoing is intended as a summary of items to be delivered at the Closing and shall not be construed to limit or waive any obligations of Buyer under this Agreement.

18.           Development Matters.

(a)           Throughout the period of construction of the Buildings, Seller shall provide Buyer with a reasonable opportunity to attend regular periodic construction meetings between Seller’s representatives and representatives of its contractor(s).  To the extent time and convenience permits, Seller also will give Buyer a reasonable opportunity to attend other special meetings between Seller’s representatives and representatives of its contractor(s) concerning the construction of the Buildings.  In no event shall the provisions of this Section be allowed to impede or delay the course of development, construction or completion of the Buildings or other improvements at the Project.

(b)           Subject to Seller’s express representations, warranties and covenants set forth elsewhere in this Agreement, upon the Closing Buyer hereby shall waive, relinquish and release Seller and its members and their respective officers, directors, shareholders, employees and agents (the “Released Parties”) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) of any and every kind or character, known or unknown, which Buyer might have asserted or alleged against the Released Parties at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws and any and all other acts, omissions, events, circumstances or matters concerning the Property.  In connection therewith, Buyer expressly waives all rights under California Civil Code Section 1542, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(c)           Notwithstanding the foregoing provisions of this Section 18, Buyer is not agreeing to waive any claims it may have against Seller for any loss or liability to Buyer to the extent caused by Seller’s acts of fraud or breach of its express covenants, representations or warranties set forth in this Agreement.  Buyer specifically acknowledges Seller’s current intention that the parties who will be actually constructing and installing the Buildings and related facilities and improvements will be unaffiliated contractors and subcontractors.  Accordingly, although Seller will be obligated to cause and pay for the completion of the Buildings to the extent of obtaining the certifications and inspections as described in Section 14(e) (as applicable) and Section 14(f), thereafter the Released Parties shall not be liable under this Agreement or otherwise for any construction of the Buildings or any defects, deficiencies or other faulty performance pertaining thereto, except to the extent the work has been performed by employees of Seller or Classic Pacific, Ltd.  For avoidance of doubt, the parties specifically acknowledge that the foregoing waivers and releases set forth in this Section 18 shall not extend to any third parties that are not affiliates of Seller and that may have provided services or materials to Seller or otherwise have performed any work in connection with the design or construction of the Buildings or related facilities or improvements.  Upon the Closing, the Intangibles Assignment shall include a non-exclusive assignment of the warranties and other rights Seller or Classic Pacific, Ltd. may have against all contractors and subcontractors constructing any portion of the Buildings or related facilities or improvements such that Buyer will have a non-exclusive right (along with Seller and Classic Pacific, Ltd.) to enforce such warranties or other rights to the extent pertaining to the Property.

Seller and Buyer have each initialed this Section 18 to further indicate their awareness and acceptance of each and every provision of this Section 18.

Initials of Seller	Initials of Buyer

19.           Assignment by Buyer.  Buyer shall not have the right to assign this Agreement without Seller’s prior written consent, which consent may be withheld by Seller in its sole and absolute discretion.  Notwithstanding the foregoing, Buyer may assign all of its rights and obligations under this Agreement after written notice to Seller, but without obtaining Seller’s prior written consent, in a single assignment to (i) an entity which controls, is controlled by or is under common control with Buyer (an “Affiliate”) or to an entity in which Buyer or its Affiliate has a substantial direct or indirect economic interest and is responsible for the management of day-to-day operations, or (ii) to another entity, provided that in the event of an assignment to an entity not included within clause (i) immediately above, Seller shall continue to be required to deal with only Buyer (and not such assignee) prior to the Closing in all matters concerning the construction or completion of the Buildings or other fulfillment of conditions to the Closing, and Buyer’s approvals and other communications in connection therewith shall be binding upon such assignee, and such assignee shall agree to and acknowledge in writing the foregoing provisions of this clause (ii) as a condition to such assignment.  As a condition to any assignment, the assignee shall assume in writing all of Buyer’s obligations under this Agreement.  No assignment of this Agreement shall relieve Buyer of any of its obligations under this Agreement.  Any purported assignment of this Agreement in violation of this Section shall be null and void and shall constitute an incurable default under this Agreement.

20.           Interpretation.  This Agreement shall be interpreted according to its fair meaning and neither for nor against either party hereto regardless of which party caused the same to be drafted.  Where appropriate, references to one gender shall be deemed to include any other gender and references to the singular or the plural shall be deemed to include either the singular or the plural.  Nothing contained herein shall be deemed to create a partnership or joint venture between Buyer and Seller, it being agreed that their relationship is that of an independent contractor.

21.           Time/Extensions.  Unless provided to the contrary in any particular provision, all time periods shall refer to calendar days and shall expire at 5:00 p.m., California Time, on the last of such days; provided, however, that if the time for the performance of any obligation expires on a day other than a business day (any day other than a Saturday, Sunday or legal holiday), the time for performance shall be extended to the next succeeding day which is a business day.  Time is of the essence of this Agreement.  Any extension of time granted for the performance of any obligation under this Agreement shall not be considered an extension of time for the performance of any other obligation.

22.           Severability.  If any provision (or portion thereof) of this Agreement, or its application to any party, is declared invalid, illegal, void or unenforceable in any respect, such provision (or portion thereof) shall be deemed severed from this Agreement and shall be replaced by a provision which the court determines to be substantially equivalent to that stricken, but modified to the extent necessary to cure such invalidity, illegality or unenforceability, in order to give effect to the overall underlying intent of the parties (as demonstrated by the provisions originally contained herein), and the balance of the Agreement shall otherwise remain in full force and effect and shall not be affected thereby.

23.           Exhibits and Recitals.  Each exhibit attached to this Agreement and each recital is incorporated and made a part of this Agreement by this reference.

24.           Notices.  All notices, demands, approvals, instructions or other communications (“Notices”) required or permitted hereunder shall be in writing and be given by personal delivery, facsimile transmission (followed by mailing), recognized overnight courier or mail, and shall be deemed given and effectively served upon delivery, or if mailed within orange County, California then three (3) business days after such mailing provided it is thereafter actually delivered (or refused) and is mailed (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto; provided, however, a notice of change of address for Notices shall not be deemed made until actually received.  Refusal to accept delivery or to sign a receipt, or the inability to deliver because of a changed address of which no notice previously was given, shall constitute actual receipt.  Whenever a party has the right or is required to do some act or give some Notice within a prescribed period after the service of a Notice upon that party and the Notice is served by mail only, three days shall be added to the prescribed period for response.  Copies of all Notices given to Buyer or Seller shall be delivered, faxed or mailed, in the manner set forth above, to Escrow Agent as well as the other party, and copies of all Notices given to Escrow Agent shall be delivered, faxed or mailed, in the manner set forth above, to the other party.  Any of the parties to this Agreement may, by Notice given as aforesaid, change its address or designate different recipients for the receipt of all subsequent Notices; provided, however, that no party may require Notices to it to be sent to more than three (3) addresses.  A copy of all Notices shall be sent as follows:

If to Buyer, to:	Cornerstone Operating Partnership, L.P.,
1920 Main Street, Suite 400
Irvine, California 92614
Attn: Robert C. Peterson
Phone: (949) 263-4323
Fax: (949) 250-0592

with a copy to:	James A. Burns, Esq.
Carson Messinger Elliott
Laughlin & Ragan, P.L.L.C.
3300 North Central Avenue, Suite 1900
Phoenix, Arizona 85012
Phone: (602) 264-2261
Fax: (602) 277-4507

If to Seller, to:	CP 215 Business Park, LLC
3197 Airport Loop Drive, Suite B
Costa Mesa, CA 92626
Attn: John Patterson
Phone: (714) 885-8900
Fax: (714) 885-8901

with a copy to:	Hewitt & O'Neil LLP
19900 MacArthur Blvd., Suite 1050
Irvine, CA 92612
Attn: Jay F. Palchikoff
Phone: (949) 798-0730
Fax: (949) 798-0511

25.           Entire Contract/Amendments.  This Agreement and any document(s) executed contemporaneously herewith, contain the complete agreement between the parties hereto with respect to the subject matter hereof, and all prior representations, promises and understandings (whether written or oral, express or implied) and letters of intent, if ever they existed, have been superseded by such instruments or have been merged therein.  No provision of this Agreement may be amended, deleted or supplemented except by a written instrument dated and executed by both Buyer and Seller.

26.           Representation/Attorneys’ Fees.  Each of the parties acknowledges that such party has been, or has had the opportunity to be, represented by an attorney in connection with the preparation, execution and delivery of this Agreement.  In the event “legal proceedings” are brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect for the breach hereof or for the interpretation of any provision herein in dispute, or to participate in any bankruptcy or reorganization proceeding involving the other party, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, expert witness fees and costs, court costs, costs of investigation and other related expenses incurred in connection therewith.  If suit is instituted, attorneys’ fees shall be fixed by the court.  “Legal proceedings” include lower court action, appeal from a lower court judgment, special action in an appellate court, and any proceeding in state or federal bankruptcy court.  The “prevailing party” as used in the context of proceedings: (i) in the bankruptcy court means the prevailing party in an adversary proceeding or contested matter, and all other actions taken by the non-bankruptcy party which are reasonably necessary to protect its rights under this Agreement; and, (ii) in any court other than a bankruptcy court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

27.           Additional Instruments.  Each party shall, promptly upon the request of the other party hereto, execute and have acknowledged and delivered to the other party any and all additional instruments and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

28.           Binding Effect.  Except as limited by the provisions hereof relative to assignments, this Agreement shall be binding upon and inure to the benefit of Buyer, Seller, Escrow Agent and their respective heirs, executors, personal representatives, successors and permitted assigns, but shall not be enforceable by, nor inure to the benefit of, any third parties.

29.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

30.           No Survival.  Except as is otherwise in this Agreement specifically provided, no agreement, covenant, warranty or representation contained herein shall be deemed a continuing one or shall survive Close of Escrow or any termination of the Agreement.

31.           Captions.  The captions of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions hereof.  All uses of the words “Section” or “Sections” in this Agreement are references to the sections of this Agreement, unless otherwise specified.

32.           Counterparts.  This Agreement may be executed in counterparts, and any set of counterparts containing original signatures of both Buyer and Seller shall constitute an original Agreement for all purposes, but all of which shall constitute only one agreement.

33.           Waiver.  No provision of this Agreement, no breach thereof and no right or remedy becoming available upon the happening of such breach can be waived except by a written instrument dated and executed by the party against whom enforcement of such waiver is sought.  All waivers shall apply to the particular instance and at the particular time only, and no waiver shall be deemed a continuing one or as applying to any other provision hereof or breach thereof of other available right or remedy.

34.           Expiration of Offer/Date of Agreement.  Neither the submission of this document by any party to the other for review, nor the revision thereof by any other party, shall constitute an offer or counter-offer of any kind by any party, and this Agreement shall become effective only upon execution and delivery thereof by the parties hereto.

35.           Tax Deferred Exchange.   Buyer acknowledges that Seller may desire accomplish the transactions contemplated by this Agreement, if concluded, as a “like-kind” exchange under IRC Section1031.  Buyer agrees to reasonably cooperate with Buyer in such transaction so long as (a) Closing is not delayed beyond the date provided in this Agreement, and (b) Buyer is not obligated to incur any expense in connection with such exchange.

36.           Press Releases and Announcements.  Prior to the Closing, none of the parties hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law.  If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.  Buyer and Seller agree to instruct their respective brokers to comply with the provisions of this Section 36.

37.           Records.  Upon Buyer’s request, for a period of two (2) years after Closing, Seller shall continue to make the Property Documents available to Buyer for inspection and copying, at Buyer’s expense.  Seller shall provide Buyer, but without expense to Seller, with copies of, or access to, such factual information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission in connection with the purchase of the Property.

38.           Natural Hazard Disclosure Requirement Compliance.  Buyer and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones:  (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”).  Escrow Agent is hereby instructed to engage a disclosure provider (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 and to report the result of its examination to Buyer and Seller in writing.  The written report prepared by the Natural Hazard Expert regarding the results of its full examination (the “Natural Hazard Report”) will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.  The Natural Hazard Report shall be prepared at Seller’s sole cost and expense.  Buyer agrees to provide Seller with a written acknowledgment of its receipt of the Natural Hazard Report.  Buyer may terminate the Agreement if the Natural Hazard Report discloses a condition which has a material adverse impact on the Property, so long as Buyer notifies Seller of Buyer’s intention to terminate within three (3) business days of Buyer’s receipt of the Natural Hazard Report.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

“Buyer”

CORNERSTONE OPERATING PARTNERSHIP, L.P., a

Delaware limited partnership

CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation, its general partner

By:	/s/
Its:

“Seller”

CP 215 BUSINESS PARK, LLC,
a California limited liability

By:	Classic Pacific Land Development, LLC,
a California limited liability company,
its Sole Member

By:	Classic Pacific, Ltd.,
a Delaware corporation,
its Member

By:	/s/John Patterson
John Patterson, President

EXHIBIT “A”

LEGAL DESCRIPTION

A portion of Lots 5, 6 and 12 of Waters Homestead as shown by map on file in Book 14, Page 681 of Maps, Records of San Diego County, California, lying within Section 10, Township 5 S. Range 3 W. SBM as follows:

Parcels 7, 11 and 12 as described and depicted in pending Parcel Map 34082 attached to this Agreement as Exhibit F.

A-1

EXHIBIT“B”

GRANT DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:

(Above Space for Recorder’s Use Only)

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                                                                                                                                    , hereby GRANTS to                                                                               , a                                     , the following described real property (the “Property”) located in the City of                          , County of                              , State of California:

SEE SCHEDULE “1” ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE

SUBJECT TO:

1.             Taxes and assessments.

2.             All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters of record.

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the             day of                                  , 200    .

By:
Print Name:
Print Title:

B-1

By:
Print Name:
Print Title:

[Attach Legal Description and Jurat’s]

B-2

EXHIBIT “C”

ASSIGNMENT OF LEASES

This Assignment of Leases (“Assignment”) is made and entered into to be effective as of the            day of                               , 200      , by and between                                  , a                                    (“Assignor”) and                                                                        (“Assignee”).

RECITALS:

A.            Assignor is the owner of that certain real property located in                                         as more particularly described on Exhibit A attached hereto and incorporated herein  (the “Property”) and is concurrently herewith selling the Property to Assignee.

B.            Assignor desires to assign to Assignee and Assignee desires to accept from Assignor, Assignor’s entire right, title and interest in and to certain leases relating to the Property upon the conditions hereinafter stated.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00), and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.             Assignment.  Assignor does hereby sell, assign and transfer unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively the “Leases”), and Assignor warrants that it has not encumbered or transferred any of Assignor’s interest in the Leases or the property therein described to another:

Assignor’s interest as Lessor in and to the Leases described on Schedule “1” attached hereto and incorporated herein, and in and to the premises therein described, and the improvements thereon, together with all appurtenances, and other rights and benefits of Assignor as Lessor thereunder (including Assignor’s interest in any lease deposits, prepaid rents and other prepaid charges, if any, and utility deposits made by tenants thereunder), to have and to hold the same unto Assignee, and unto its successors and assigns from the date hereof through the remainder of the terms thereof, subject to the rent, covenants, conditions and agreements therein stated;

The foregoing assignment and warranty and the other obligations and matters in this Assignment are subject to all matters of record.

2.             Acceptance.  Assignee does hereby assume the due and timely performance of all the terms, covenants, conditions, agreements and obligations under the Leases set forth in Schedule “1” attached on the part of the Assignor to be kept, observed and performed from and after the effective date hereof.

3.             Indemnity.  Assignee hereby agrees to indemnify, defend and hold Assignor harmless from, for and against any and all claims, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and costs and expert witness fees and costs) asserted, and/or damages sustained by Assignor, arising out of Assignee’s failure to perform the Leases set forth in the attached Schedule or out of any act or occurrence under said Leases which occurs or is alleged to have occurred after the effective date hereof.  Assignor hereby agrees to indemnify, defend and hold Assignee harmless from, for and against any and all claims, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and costs and expert witness fees and costs) asserted, and/or damages sustained by Assignee, arising out of Assignor’s failure to perform any of the Leases or out of any act or occurrence under any of the Leases which occurs or is alleged to have occurred prior to the effective date hereof.

4.             No Defaults.  Assignor represents to Assignee that Assignor has no actual knowledge of the existence of any default under any of the Leases or the occurrence of any event which with notice or the passage of time or both will constitute any such default, except as may be disclosed in a rent roll, estoppel certificate or other writing delivered prior to or concurrently herewith by Assignor to Assignee.

5.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute only one agreement.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties to this Assignment have personally or by their duly authorized officers or agents executed this instrument to be effective as of the day and year set forth above.

Assignor:

By:
Its:

Assignee:

By:
Its:

EXHIBIT “D”

ASSIGNMENT OF INTANGIBLES

This Assignment of Intangibles (“Assignment”) is made and entered into to be effective as of the               day           of                             , 200    , by and between                                     , a                                         (“Assignor”) and                                                                                  (“Assignee”).

RECITALS:

A.            Assignor is the owner of that certain real property located in                                           as more particularly described on Exhibit A attached hereto and incorporated herein (the “Property”) and is concurrently herewith selling the Property to Assignee.

B.            Assignor desires to assign to Assignee and Assignee desires to accept from Assignor, Assignor’s entire right, title and interest in and to certain service contracts, contract rights, plans, specifications, warranties and other agreements set forth herein upon the conditions hereinafter stated.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00), and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.             Assignment.  Assignor does hereby sell, assign and transfer unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively the “Agreements”), and Assignor warrants that it has not encumbered or transferred any of Assignor’s interest in the Agreements or the property therein described to another:

(a)           All service contracts, maintenance agreements, architectural agreements, engineering agreements, listing agreements, certificates of occupancy, licenses and other permits, if any, affecting the development, operation or maintenance of the Property including, without limitation those Agreements specifically described on Schedule “1” attached hereto and incorporated herein (the “Service Contracts”);

(b)           All guarantees and warranties, whether written or oral, arising from or in connection with any architectural, engineering, construction, supply, material, labor or other contracts for the development, operation or maintenance of the Property and/or arising from or in connection with equipment machinery, fixtures, or other property used in connection therewith including, without limitation, those agreements specifically described on Schedule “2” attached hereto and incorporated herein (the “Warranties”); and,

(c)           All plans, specifications, and other contracts owned by Assignor or in which Assignor has an interest, relating to the business, maintenance, construction and/or operation of the Property including, but not limited to, the contracts and assets specifically described on Schedule “3” attached hereto and incorporated herein (the “Contract Rights”).

D-1

2.             Acceptance.  Assignee does hereby assume the due and timely performance of all the terms, covenants, conditions, agreements and obligations under the Agreements set forth in the Schedules attached on the part of the Assignor to be kept, observed and performed from and after the effective date hereof, but Assignee shall have no obligation to assume the performance of any Agreement not set forth on such Schedules.

3.             Indemnity.  Assignee hereby agrees to indemnify, defend and hold Assignor harmless from, for and against any and all claims, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and costs and expert witness fees and costs) asserted, and/or damages sustained by Assignor, arising out of Assignee’s failure to perform the Agreements set forth in the attached Schedules or out of any act or occurrence under said Agreements which occurs or is alleged to have occurred after the effective date hereof.  Assignor hereby agrees to indemnify, defend and hold Assignee harmless from, for and against any and all claims, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and costs and expert witness fees and costs) asserted, and/or damages sustained by Assignee, arising out of Assignor’s failure to perform any of the Agreements or out of any act or occurrence under any of the Agreements which occurs or is alleged to have occurred prior to the effective date hereof.

4.             No Defaults.  Assignor represents to Assignee that Assignor has no actual knowledge of the existence of any default under any of the Agreements or the occurrence of any event which with notice or the passage of time or both will constitute any such default, except as may be disclosed in a writing delivered prior to or concurrently herewith by Assignor to Assignee.

5.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute only one agreement.

IN WITNESS WHEREOF, the parties to this Assignment have personally or by their duly authorized officers or agents executed this instrument to be effective as of the day and year set forth above.

Assignor:

By:
Its:

Assignee:

By:
Its:

D-2

EXHIBIT E
BILL OF SALE

The undersigned, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and assigns to (“Cornerstone”), without recourse, all of the undersigned’s right, title and interest in and to the Personal Property, as defined in that certain Purchase and Sale Agreement dated                                   ,200      , between Cornerstone and the undersigned free and clear of all liens and encumbrances except non-delinquent personal property taxes,

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of                           , 200    .

By:
Its:

E-1

EXHIBIT F

PARCEL MAP

(See following pages)

F-1

Exhibit G

FORM OF ESTOPPEL

ESTOPPEL CERTIFICATE

To:          Cornerstone Operating Partnership, L.P., a Delaware limited partnership, its successor and assigns

(Lease to be Attached)

ESTOPPEL CERTIFICATE

The undersigned,                                                                      (“Tenant”), hereby certifies that:

1.             Tenant is party to that certain lease agreement (“Lease”), dated as of the                      day of                             , 20     , by and between the undersigned, as tenant (“Tenant”), and                                                                                                   as landlord (“Landlord”), covering certain space (“Premises”) in the building located at                                           (“Buildings”).  The net rentable square footage of the Premises is                                                .

2.             The Lease is valid and in full force and effect on the date hereof.  The term of the Lease commenced on                           , 20      , and the termination date of the present term of the Lease, excluding renewals, is                             20       .

3.             There are no other agreements between Landlord and Tenant with respect to the Premises.

4.             There are no uncured defaults on the part of Tenant or on the part of Landlord under the Lease, and, to Tenant’s actual knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default under the Lease.

5.             Fixed or base rent payable by Tenant presently is $                             per month and no such rent has been paid more than 30 days in advance of its due date.  Tenant’s security deposit is $                            .

6.             Additional rent (including Tenant’s share of tax increases and cost of living increases) payable by Tenant presently is $                             per month and no such rent has been paid more than 30 days in advance of its due date.

7.             Tenant claims no present charge, lien or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

G-1

8.             Tenant has accepted possession of the Premises and any improvements required by the terms of the Lease to be made by the lessor thereunder have been completed to the satisfaction of Tenant.

9.             The address for notices to be sent to Tenant is as set forth in the Lease.

10.           This Estoppel Certificate may be relied upon by any prospective purchaser or encumbrance of the Buildings.

11.           Except as set forth in the Lease, Tenant has no right of first refusal, option or other right to purchase the Premises or the Buildings, nor does Tenant have any right to unilaterally cancel the Lease.  Except as set forth in the Lease, Tenant has no renewal options or expansion options.

12.           In connection with its use and occupancy of the Leased Premises, Tenant is not engaged in the production, treatment, release or storage of hazardous or toxic substances, which pose a substantial risk of imminent damage to public health or safety or to the environment except as may be permitted in the Lease.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Estoppel Certificate on the                  day of                             , 20     .

(Tenant)

By:
Title:

G-2

ACCEPTANCE BY ESCROW AGENT

Escrow Agent hereby (a) acknowledges receipt of one (1) fully executed counterpart or set of identical counterparts containing original signatures for both Buyer and Seller of this Agreement on this        day of February, 2007, which date is hereby designated as the “Opening of Escrow”, and (b) agrees to establish an escrow (Escrow No.                 ) and to administer the same in accordance with the provisions hereof.

LAND AMERICAN TITLE COMPANY

By:
Its:
Authorized Agent

3